E-4
Exhibit No. 1
Form 10-SB
BUI, Inc.

                  AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is made as of March 15, 1999, by and between Buyers United International, Inc., a Utah corporation (the "Company"), and BUI, Inc., a Delaware corporation ("BUI"). BUI is hereinafter sometimes referred to as the "Surviving Corporation," and together with the Company are referred to as the "Constituent Corporations". The Constituent Corporations have a common address at 66 E. Wadsworth Park Dr., Suite 101, Draper, Utah 84020.

      The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value ("Company Common Stock"), and the authorized capital stock of BUI consists of 20,000,000 shares of Common Stock, $0.0001 par value (the "BUI Common Stock"), and 5,000,000 shares of Preferred Stock, $0.0001 par value (the "BUI Preferred Stock"). The directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that the Company merge into BUI upon the terms and conditions provided herein.

      NOW, THEREFORE, the parties hereby adopt the plan of reorganization encompassed by this Merger Agreement and hereby agree that the Company shall merge into BUI on the following terms, conditions and other provisions:

1.   Terms and Conditions.

     1.1 Merger. The Company shall be merged with and into BUI, which shall be the surviving corporation effective at the earlier of the date when this Merger Agreement is filed as part of the required Articles of Merger with the Division of Corporations and Commercial Code of the State of Utah or the date when a Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware (the "Effective Date").

      1.2 Succession. On the Effective Date, BUI shall succeed to all of the rights, privileges, powers, immunities and franchises and all the property, real, personal and mixed of the Company, without the necessity for any separate transfer. BUI shall thereafter be responsible and liable for all liabilities and obligations of the Company, and the merger shall impair neither the rights of creditors nor any liens on the property of the Company.

      1.3 Common Stock and Preferred Stock of the Company and BUI. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, each four shares of Company Common Stock issued and outstanding immediately prior to the Effective Date shall be changed and converted into and become one fully paid and nonassessable share of BUI Common Stock;

      1.4 Stock Certificates. On and after the Effective Date, all of the outstanding certificates that prior to that time represented shares of Company Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of BUI Common Stock into which the shares of the Company represented by such certificates have been converted as provided herein and shall be so registered on the books and records of BUI or its transfer agent. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to BUI or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of BUI evidenced by such outstanding certificate as provided above.

      1.5 Options and Warrants. On the Effective Date: (a) BUI will assume and continue the Long-Term Stock Incentive Plan of the Company and any successor plan or plans, and the number of shares of BUI Common Stock subject to the existing stock plan assumed by BUI shall be 600,000 shares; (b) the outstanding and unexercised portions of all options to buy Company Common Stock shall become options for that number of shares of BUI Common Stock equal to 25% of the number of shares purchasable under the options to buy Company Common Stock, the exercise price for such options to buy BUI Common Stock shall be 400% of the exercise price under the options to buy Company Common Stock, there will be no other changes in the terms and conditions of such options, and BUI shall assume the outstanding and unexercised portions of such options and the obligations of the Company with respect thereto as modified hereby; and (c) the outstanding and unexercised portions of all warrants to buy Company Common Stock shall become warrants for that number of shares of BUI Common Stock equal to 25% of the number of shares purchasable under the warrants to buy Company Common Stock, the exercise price for such warrants to buy BUI Common Stock shall be 400% of the exercise price under the warrants to buy Company Common Stock, there will be no other changes in the terms and conditions of such warrants, and BUI shall assume the outstanding and unexercised portions of such warrants and the obligations of the Company with respect thereto as modified hereby.

      1.6 Fractional Shares. BUI shall not issue any fractional shares or interests in the BUI Common Stock or options or warrants to purchase factional shares of BUI Common Stock. If any stockholder, option holder, or warrant holder of the Company would otherwise be entitled to a fractional share or the right to buy a fractional share as a result of the provisions of this Merger Agreement, BUI shall round the number of shares of the BUI Common Stock to be issued or subject to the option or warrant up to the nearest whole share.

      1.7 Acts, Plans, Policies, Agreements, Etc. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of the Company, its stockholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of BUI and shall be as effective and binding thereon as the same were with respect to the Company.

2.   Charter Documents, Directors and Officers

       2.1 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and Bylaws of BUI as in effect
immediately  prior  to  the  Effective  Date  shall  remain   the
Certificate  of  Incorporation  and  Bylaws  of  BUI  after   the
Effective Date.

      2.2 Directors and Officers. On the Effective Date, the Board of Directors of BUI will consist of the members of the
Board of Directors of the Company immediately prior to the Merger. The directors will continue to hold office as directors of BUI for the same term for which they would otherwise serve as directors of the Company. The individuals serving as executive officers of the Company immediately prior to the Merger will serve as executive officers of BUI upon the effectiveness of the Merger.

3.   Miscellaneous

      3.1 Further Assurances. From time to time, and when required by BUI or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate and necessary in order to vest or perfect, or to conform of record or otherwise, in BUI the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Merger Agreement, and the directors and officers of the Company are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2 Amendment. At any time before or after approval by the stockholders of the Company, this Merger Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the stockholders of the Company) as may be determined in the judgment of the respective Boards of Directors of the Company and BUI to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

      3.3 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of the Company, notwithstanding the approval of this Merger Agreement by the stockholders of the Company, or the consummation of the merger may be deferred for a reasonable period if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Constituent Corporations.

     3.4 Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                           **********
     IN WITNESS WHEREOF, this agreement has been signed as of the date first-above written for and on behalf of the corporate parties hereto by the undersigned thereunto duly authorized.

                                    Buyers  United International,
Inc.
                                   (a Utah corporation)
ATTEST

By/s/  Paul  Jarman, Secretary                 By /s/ Rod  Smith,
President

                                   BUI, Inc.
                                   (a Delaware corporation)
ATTEST

By/s/  Paul  Jarman, Secretary                 By /s/ Rod  Smith,
President


                     SECRETARY'S CERTIFICATE

     The undersigned, Paul Jarman, hereby certify: (1) that I am the duly elected and qualified secretary of BUI, Inc., a Delaware corporation ("BUI"), and the keeper of the records of BUI; (2) that the foregoing Agreement and Plan of Merger was adopted by the Board of Directors of BUI pursuant to Section 251(f) of the General Corporation Law of the State of Delaware; and (3) that no shares of the capital stock of BUI were issued prior to the adoption by the Board of Directors of the resolution approving the Agreement and Plan of Merger.


                              /s/ Paul Jarman, Secretary